MANNING ELLIOTT         |      11th Floor 1050 West Pender Street,
                        |      Vancouver, BC, Canada, V6E 3S7
CHARTERED ACCOUNTANTS   |      Phone: 604.714.3600 Fax: 604.714.3669
                        |      Web: manningelliott.com


                                  Exhibit 16.1






Re:      Coventure International Inc.


This letter will confirm that we reviewed Item 4.01 of the Company's Form 8-K dated December 6, 2005, captioned "Changes in Registrant's Certifying Accountant " and that we agree with the statements made therein as they relate to Manning Elliott LLP. We are not in a position to agree or disagree with the statements in Item 4.01 regarding the engagement of Kabani and Company, Inc. or the approval of such engagement by the Board of Directors.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.


/s/ "Manning Elliott LLP"
-------------------------
MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

December 7, 2005